Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

DATED AS OF

JULY 10, 2019

BY AND AMONG

LIBERTY TAX, INC.

AND

THE INVESTORS LISTED ON SCHEDULE 1 HERETO

TABLE OF CONTENTS

Article I DEFINITIONS	2
1.1 Certain Definitions	2
1.2 Other Terms	4
Article II REGISTRATION RIGHTS	5
2.1 Shelf Registration Statement	5
2.2 Blackout Periods	6
2.3 Demand Underwritten Offerings	7
2.4 Piggyback Registration	8
2.5 Registration Procedures	9
2.6 Obligations of the Parties	14
2.7 Expenses	15
2.8 Indemnification; Contribution	15
2.9 Indemnification Procedures	17
2.10 Rule 144	18
2.11 Preservation of Rights	18
2.12 Transfer of Registration Rights	18
Article III MISCELLANEOUS	18
3.1 Notices	18
3.2 Waiver	19
3.3 Counterparts	20
3.4 Applicable Law	20
3.5 WAIVER OF JURY TRIAL	20
3.6 Severability	20
3.7 Further Action	20
3.8 Delivery by Electronic Transmission	20
3.9 Entire Agreement	21
3.10 Remedies	21
3.11 Descriptive Headings; Interpretation	21
3.12 Amendments	22

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated July 10, 2019, is made and entered into by and among Liberty Tax, Inc., a Delaware corporation (the “Company”), and the Persons listed on Schedule 1 hereto (collectively, the “Investors”). Except as expressly provided herein, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the A&R New Holdco LLC Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company is a party to that certain Agreement of Merger and Business Combination Agreement, dated as of July 10, 2019 (as amended, restated or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Buddy’s Newco, LLC, a Delaware limited liability company (“Buddy’s”), Franchise Group New Holdco, LLC, a Delaware limited liability company and a direct wholly-owned Subsidiary of the Company (“New Holdco”), Franchise Group B Merger Sub, LLC, a Delaware limited liability company and indirect wholly-owned Subsidiary of the Company (“Merger Sub”), and Vintage RTO, L.P., a Delaware limited partnership, solely in its capacity as the representative of the Buddy’s members;

WHEREAS, (i) on the date hereof, Merger Sub was merged with and into Buddy’s (the “Merger”), with Buddy’s surviving the Merger as an indirect wholly-owned Subsidiary of the Company and (ii) upon the consummation of the Merger (the “Closing”), the units representing membership interests in Buddy’s were cancelled and converted into the right of the former holders thereof to receive common units of New Holdco (“New Holdco Units”) and shares of voting non-economic preferred stock of the Company, par value $0.01 per share (“Voting Non-Economic Preferred Stock”), in each case, in accordance with the terms and conditions of the Business Combination Agreement;

WHEREAS, the holders of New Holdco Units and shares of Voting Non-Economic Preferred Stock may elect to cause New Holdco and the Company to redeem such New Holdco Units and shares of Voting Non-Economic Preferred Stock, respectively, in exchange for the issuance by the Company to such holders of shares of common stock of the Company, par value $0.01 per share (“Common Stock”), in each case, in accordance with the terms and conditions of the A&R New Holdco LLC Agreement and the Certificate of Designation;

WHEREAS, Tributum, L.P., a Vintage Group Member, has entered into (i) a Subscription Agreement with the Company, dated as of July 10, 2019, pursuant to which Tributum, L.P. purchased shares of Common Stock at the Closing, and (ii) a Subscription Agreement with the Company, dated as of July 10, 2019, pursuant to which Tributum, L.P. has agreed to subscribe for and purchase shares of Common Stock in connection with the consummation of the tender offer by the Company contemplated by the Business Combination Agreement (such Subscription Agreements, collectively, the “Vintage Subscription Agreements”), in each case, in accordance with the terms and conditions of the Vintage Subscription Agreements; and

WHEREAS, the Company and the other parties hereto desire to enter into this Agreement in order to set forth certain registration rights applicable to the Registrable Shares.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article I
DEFINITIONS

1.1           Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“A&R New Holdco LLC Agreement” means that certain First Amended and Restated Limited Liability Company Agreement of New Holdco, dated as of the date hereof, by and among New Holdco and the members named therein.

“Action” means any demand, action, claim, dispute, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Entity or any arbitration or mediation tribunal.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person; provided, however, that no Vintage Group Member or any of its Affiliates (other than the Company and its Subsidiaries) shall be deemed to be an Affiliate of the Company or any of its Subsidiaries for purposes of this Agreement, and neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of any Vintage Group Member or any of its Subsidiaries (other than the Company and its Subsidiaries) for purposes of this Agreement. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise).

“beneficially own” means, with respect to Common Stock, having the power to vote or direct the vote of shares of Common Stock. The terms “beneficial owner” and “beneficial ownership” shall have correlative meanings.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by applicable Law to close.

“Certificate of Designation” means that certain Certificate of Designation providing for the designations, powers, preferences, rights, qualifications, limitations and restrictions of the Voting Non-Economic Preferred Stock, which Certificate of Designation was approved by the Board of Directors and the special committee of independent directors of the Board of Directors and filed by the Company with the Secretary of State of the State of Delaware on or prior to the date hereof pursuant to the Business Combination Agreement.

“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to that certain Credit Agreement, dated as of the date hereof, by and among Franchise Group Intermediate B, LLC, Buddy’s, Buddy’s Franchising and Licensing LLC, the lenders party thereto from time to time, and Kayne Solutions Fund, L.P., as administrative agent for the lenders party thereto and as collateral agent for the lenders party thereto, as amended, restated, supplemented or otherwise modified from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“Former Buddy’s Members” means the former members of Buddy’s who received New Holdco Units and shares of Voting Non-Economic Preferred Stock in the Merger. A list of the Former Buddy’s Members is set forth on Schedule 1(B).

“Governmental Entity” means any United States federal, state or local, or foreign, international or supranational, government, court or tribunal, or administrative, executive, governmental or regulatory or self-regulatory body, agency or authority thereof.

“Law” means any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Entity.

“Parties” means the Company and each of the stockholders that are parties hereto, and each, a “Party”.

“Person” means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization, limited liability company or governmental or other entity.

“Registrable Shares” means, at any time, (i) the shares of Common Stock that were purchased by Tributum, L.P. pursuant to the Vintage Subscription Agreements and that are beneficially owned by Tributum, L.P. (or another Vintage Group Member as a result of a Transfer of such shares by Tributum, L.P. to such other Vintage Group Member), (ii) the shares of Common Stock issued or issuable by the Company to any Former Buddy’s Member upon a redemption of New Holdco Units and shares of Voting Non-Economic Preferred Stock held by such Former Buddy’s Member by New Holdco and the Company, respectively, pursuant to the A&R New Holdco LLC Agreement and the Certificate of Designation, (iii) any shares of Common Stock that were purchased by the Investors with the proceeds from the Debt Financing of any amounts distributed thereto by New Holdco in connection with the tender offer contemplated by the Business Combination Agreement, and (iv) any shares of capital stock or other equity securities issued in exchange for or in substitution of a dividend or distribution on any shares of Common Stock referred to in the immediately preceding clauses (i), (ii) and (iii), but excluding any such shares of Common Stock (including shares of Common Stock issuable upon a redemption of New Holdco Units and shares of Voting Non-Economic Preferred Stock)  that have, after the date hereof, been Transferred pursuant to (a) a registration statement or valid registration exemption under, and in compliance with the requirements of, the Securities Act such that such shares are freely tradeable or (b) Rule 144 under, and in compliance with the requirements of, the Securities Act.

“Representatives” means, with respect to any Person, such Person’s officers, directors, managers, employees, financing sources, consultants, agents, financial advisors, attorneys, accountants, other advisors, Affiliates and other representatives.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, another Person, an amount of the voting securities or other voting ownership interests of which is sufficient, together with any contractual rights, to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person; provided, that neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary of any Vintage Group Member or any of its Subsidiaries for purposes of this Agreement. For the avoidance of doubt, immediately following the Closing, Buddy’s and its Subsidiaries shall be Subsidiaries of the Company.

“Transfer” means, directly or indirectly (whether by merger, operation of law or otherwise), to sell, transfer, assign or otherwise dispose of or encumber (other than as security in connection with any bona fide loan or financing transaction) any direct or indirect economic, voting or other rights in or to any Common Stock, including by means of (i) the Transfer of an interest in a Person that directly or indirectly holds such Common Stock or (ii) a hedge, swap or other derivative.

“underwritten offering” means an offering in which Securities of the Company are sold to one or more underwriters (as defined in Section 2(a)(11) of the Securities Act) for resale to the public.

“Vintage Group” means, collectively, Tributum, L.P., Vintage Tributum LP, Vintage Capital Management, LLC, Samjor Family LP, and Vintage RTO, L.P., and any of their respective Affiliates (excluding the Company, New Holdco and their respective Subsidiaries), successors and permitted assigns who hold New Holdco Units, shares of Voting Non-Economic Preferred Stock or shares of Common Stock.

“Vintage Group Member” means each member of the Vintage Group.

1.2           Other Terms. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated.

Agreement	Preamble
Blackout Period	2.2
Buddy’s	Recitals
Business Combination Agreement	Recitals
Claim Notice	2.9(a)
Claims	2.8(a)

Closing	Recitals
Common Stock	Recitals
Company	Preamble
Counsel	2.5(a)(i)
Demand Underwritten Offering	2.3(a)
Effective Period	2.5(a)(iii)
Indemnifying Party	2.9(a)
Initiating Vintage Goup Member	2.3(a)
Investors	Preamble
Merger	Recitals
Merger Sub	Recitals
New Holdco	Recitals
New Holdco Units	Recitals
Non-Vintage Investors	2.3(d)
Participating Investors	2.3(a)
Piggyback Registration	2.4(a)
Required Investor Information	2.6(a)
Shelf Registration Statement	2.1
Vintage Subscription Agreements	Recitals
Voting Non-Economic Preferred Stock	Recitals

Article II

REGISTRATION RIGHTS

2.1           Shelf Registration Statement. As promptly as practicable after the date hereof, but in any event no later than forty-five (45) days following the approval of the Liberty Charter Amendments by the Company’s stockholders and the filing thereof with the Secretary of State of the State of Delaware, the Company shall prepare and file with the SEC a “shelf” registration statement on Form S-1 (or Form S-3 if the Company is eligible to use Form S-3 at such time) with respect to the offer and resale of all Registrable Shares in accordance with Rule 415 (together with any additional registration statements filed to register any Registrable Shares, the “Shelf Registration Statement”). Upon becoming eligible to use Form S-3, the Company shall promptly file a Shelf Registration Statement on Form S-3, which may be in the form of a post-effective amendment to the Shelf Registration Statement on Form S-1, covering all of the then Registrable Shares and will maintain the effectiveness of the Shelf Registration Statement on Form S-3 (or such comparable or successor form) then in effect until such time as there are no Registrable Shares. The Company will use its reasonable best efforts to (i) cause the Shelf Registration Statement, when filed, to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to, and resolve all comments received from, the SEC or its staff concerning the Shelf Registration Statement, (iii) have the Shelf Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and (iv) maintain the effectiveness of (and availability for use of) the Shelf Registration Statement (including by filing any post-effective amendments thereto or prospectus supplements in respect thereof) until such time as there are no Registrable Shares. Notwithstanding the foregoing provisions of this Section 2.1, if the SEC prevents the Company from including on a registration statement any or all of the Registrable Shares to be registered pursuant to this Section 2.1 due to limitations on the use of Rule 415 of the Securities Act for the resale of Registrable Shares by the Investors, such registration statement shall register the resale of a number of Registrable Shares which is equal to the maximum number of shares as is permitted by the SEC, and the Company shall use its reasonable best efforts to register all such remaining Registrable Shares for resale as promptly as reasonably practicable in accordance with the applicable rules, regulations and guidance of the SEC. In such event, the number of Registrable Shares to be registered for each Investor in such registration statement shall be reduced pro rata among all Investors, in each case based on the proportion that the number of Registrable Shares held by each Investor bears to the total number of Registrable Shares to be registered pursuant to such registration statement.

2.2           Blackout Periods. Notwithstanding anything in Section 2.1 to the contrary, the Company shall be entitled to postpone and delay the filing or effectiveness (but not the preparation) of any registration statement or the offer or sale of any Registrable Shares thereunder (i) for reasonable periods of time in advance of the release of the Company’s quarterly and annual financial results and (ii) for reasonable periods of time, not in excess of an aggregate of ninety (90) calendar days in any twelve (12)-month period and in no event more than two times in any twelve (12)-month period (any such postponement and delay permitted by this Section 2.2 being, a “Blackout Period”), if (A) the Board of Directors determines in its good faith judgment that any such filing or effectiveness of a registration statement or the offering or sale of any Registrable Shares thereunder would (1) materially impede, materially delay or otherwise materially interfere with any pending or proposed material acquisition, disposition, corporate reorganization or other similar material transaction involving the Company as to which the Company has taken substantial steps and is proceeding with reasonable diligence to effect, (2) materially adversely affect any registered underwritten public offering of the Company’s securities for the Company’s account as to which the Company has taken substantial steps (including, but not limited to, selecting a managing underwriter for such offering) and is proceeding with reasonable diligence to effect such offering, or (3) require disclosure of material non-public information which, in the reasonable discretion of the Board of Directors, acting in good faith, would have a material adverse effect on the business, operations or management of the Company or any of its Affiliates if disclosed at such time or (B) the Board of Directors determines in its good faith judgment that the Company is required by law, rule or regulation to amend or supplement the affected registration statement or the related prospectus so that such registration statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall give written notice to each Investor that holds Registrable Shares of its determination to postpone or delay the filing of such registration statement or other imposition of a Blackout Period and a general statement of the reason for such deferral and an approximation of the anticipated delay; provided, further, that in the event that the Company proposes to register shares of Common Stock (other than in connection with a registered underwritten public offering of the Company’s securities for the Company’s account) during a Blackout Period, the Company shall not pursuant to this Section 2.2 be entitled to postpone or delay the filing or effectiveness of any registration statement or the offer or sale of any Registrable Shares during such Blackout Period. Upon notice by the Company to the Investors of any such determination, each Investor shall, except as required by applicable Law, keep the fact of any such notice strictly confidential, and during any Blackout Period (or until such Blackout Period shall be earlier terminated in writing by the Company), promptly halt any offer, sale, trading or transfer by it of any shares of Common Stock and promptly halt any use, publication, dissemination or distribution of any prospectus or prospectus supplement covering such Registrable Shares and, if so directed by the Company, shall deliver to the Company any copies then in its possession of any such prospectus or prospectus supplement. A deferral of the filing or effectiveness of a registration statement or other imposition of a Blackout Period pursuant to this Section 2.2 shall be lifted as soon as practicable (and in no event later than the 90th calendar day in any 12-month period), and the Company shall promptly (and in any event within five (5) Business Days) notify in writing each Investor of the termination of the Blackout Period and the absence of the circumstances giving rise to such Blackout Period.

2.3           Demand Underwritten Offerings.

(a)            In the period during which a Shelf Registration Statement covering the Registrable Shares is effective, if any Vintage Group Member holding any Registrable Shares delivers notice to the Company (such notice to be delivered no less than twenty (20) Business Days prior to the date the underwriting agreement for any underwriting pursuant to this Section 2.3(a) is expected to be executed) stating that it and/or one or more other Investors that hold Registrable Shares (such Vintage Group Member, the “Initiating Vintage Group Member” and the Initiating Vintage Group Member together with such other Investors, the “Participating Investors”) intend(s) to effect an underwritten public offering of all or part of its or their Registrable Shares included on the Shelf Registration Statement (a “Demand Underwritten Offering”), the Company shall use its reasonable best efforts to amend or supplement the Shelf Registration Statement or related prospectus as may be necessary in order to enable such Registrable Shares to be distributed pursuant to the Demand Underwritten Offering. The Investors shall only be entitled to offer and sell their Registrable Shares pursuant to a Demand Underwritten Offering if the aggregate amount of Registrable Shares to be offered and sold in such offering by the Participating Investors are reasonably expected to result in aggregate gross proceeds (based on the current market price of the number of Registrable Shares to be sold) of not less than $25 million.

(b)           Notwithstanding anything set forth herein to the contrary, (i) the Company may delay the commencement of any Demand Underwritten Offering for the same reasons as the Company may institute a Blackout Period prior to the commencement of any marketing efforts or “road shows” by the Company or the underwriters in connection with such Demand Underwritten Offering, (ii) the Company shall not be obligated to effect any Demand Underwritten Offering within ninety (90) days after the effective date of (A) a previous Demand Underwritten Offering or (B) a previous registration under which the Participating Investors exercising piggyback rights pursuant to Section 2.4 were permitted to register, and sold, at least fifty percent (50%) of the Registrable Securities requested to be included therein, and (iii) the Vintage Group Members holding Registrable Shares, collectively, shall have the right to request no more than an aggregate of two (2) Demand Underwritten Offerings in any twelve (12)-month period. Any request for a Demand Underwritten Offering under this Section 2.3 may be revoked or withdrawn upon written notice by the Initiating Vintage Group Member to the Company; provided, that any such Demand Underwritten Offering withdrawn or not consummated for any reason shall be counted toward the total of two (2) Demand Underwritten Offerings permitted to be requested in any twelve (12)-month period; provided, however, that no revoked or withdrawn Demand Underwritten Offering shall be counted for determining the number of Demand Underwritten Offerings requested in any twelve (12)-month period if (1) the Participating Investors reimburse the Company for all of its out-of-pocket costs and expenses incurred in connection with any such revoked or withdrawn Demand Underwritten Offering incurred through the date of such revocation or withdrawal and (2) such revocation or withdrawal shall have been made prior to the commencement of any marketing efforts or “road shows” by the Company or the underwriters in connection with such Demand Underwritten Offering; provided, further, that the Initiating Vintage Group Member shall be entitled, at any time after receiving notice of the imposition of any Blackout Period by the Company, to withdraw a request for a Demand Underwritten Offering and, if such request is withdrawn, such Demand Underwritten Offering shall not count toward the total of two (2) Demand Underwritten Offerings permitted to be requested in any twelve (12)-month period.

(c)            In connection with any Demand Underwritten Offering, the managing underwriter or placement agent (if any) for such offering shall be selected by the Initiating Vintage Group Member, subject to the prior approval of the Company (which approval shall not be unreasonably withheld, conditioned or delayed).

(d)           The Company may include Common Stock other than Registrable Shares in a Demand Underwritten Offering for any other Person (including the Company) on the terms provided below. If the managing underwriter or underwriters of any proposed Demand Underwritten Offering informs the Company and the Initiating Vintage Group Member that, in its or their opinion, the number of Registrable Shares, together with any Common Stock, which such Participating Investors and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the Registrable Shares offered, then Registrable Shares proposed to be registered by the Vintage Group Members shall be included therein and, if additional Registrable Shares or shares of Common Stock can also be so registered, then the Registrable Shares or shares of Common Stock to be included in such underwritten offering, up to the maximum number of additional Registrable Shares or shares of Common Stock that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, shall be (i) first, the number of Registrable Shares that the Participating Investors other than the Vintage Group Members (such Investors, the “Non-Vintage Investors”) propose to sell, with such number to be allocated pro rata among all Non-Vintage Investors, in each case based on the proportion that the number of Registrable Shares proposed to be sold in such Demand Underwritten Offering by each Non-Vintage Investor bears to the total number of Registrable Shares proposed to be sold by all Non-Vintage Investors in such Demand Underwritten Offering, (ii) second, and only if all the Registrable Shares referred to in clause (i) of this Section 2.3(d) have been included, the shares of Common Stock that the Company proposes to sell, and (iii) third, and only if all the shares of Common Stock referred to in clause (ii) of this Section 2.3(d) have been included, the number of shares of Common Stock proposed to be included therein by any other Persons allocated among such Persons in such manner as the Company may determine.

(e)            Nothing in this Agreement shall affect, supersede or otherwise modify any of the restrictions on transfer set forth in the A&R New Holdco LLC Agreement.

2.4           Piggyback Registration.

(a)            Whenever the Company proposes to publicly sell or register for sale any of its securities in an underwritten offering pursuant to a registration statement under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto) (a “Piggyback Registration”), the Company shall give prompt written notice to the Investors of its intention to effect such sale or registration and, subject to Section 2.4(b), shall include in such transaction all Registrable Shares with respect to which the Company has received a written request from any Investor for inclusion therein within ten (10) Business Days after the receipt of the Company’s notice. The managing underwriter or underwriters to administer the underwritten offering pursuant to a Piggyback Registration shall be chosen by the Company in its sole discretion. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion, without prejudice to the rights of the Investors under Section 2.3 hereof.

(b)           If the managing underwriter or underwriters of any proposed underwritten offering of Registrable Shares included in a Piggyback Registration informs the Company and the Investors that have requested to participate in such offering that, in its or their opinion, the number of Registrable Shares which such Investors intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the shares of Common Stock proposed to be registered by the Company shall be included therein and, if additional Registrable Shares or shares of Common Stock can be so registered, then the Registrable Shares or shares of Common Stock to be included in such underwritten offering, up to the maximum number of additional shares of Registrable Shares and Common Stock that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect, shall (i) first, be allocated to the Vintage Group Members until all of the Registrable Shares that the Vintage Group Members propose to sell have been included therein, (ii) second, and only if all the shares referred to in clause (i) of this Section 2.4(b) have been included, the number of Registrable Shares proposed to be sold by the Non-Vintage Investors, with such number to be allocated pro rata among the Non-Vintage Investors that have requested to participate in such offering based on the proportion that the number of Registrable Shares proposed to be sold in such offering by each Non-Vintage Investor bears to the total number of Registrable Shares proposed to be sold by all Non-Vintage Investors in such offering (provided, that any securities thereby allocated to a Non-Vintage Investor that exceed such Non-Vintage Investor’s request shall be reallocated among the remaining requesting Non-Vintage Investors in like manner) and (iii) third, and only if all of the Registrable Shares referred to in clause (ii) of this Section 2.4(b) have been included in such Piggyback Registration, any other securities eligible for inclusion in such offering may be included therein.

(c)            No registration of Registrable Shares effected pursuant to a request under this Section 2.4 shall be deemed to have been effected pursuant to Section 2.3 or shall relieve the Company of its obligations under Section 2.1 through Section 2.3.

2.5           Registration Procedures.

(a)            Without limiting the foregoing provisions of this Agreement, in connection with each registration statement prepared pursuant to this Article II pursuant to which Registrable Shares will be offered and sold, and in accordance with the intended method or methods of distribution of the Registrable Shares as described in such registration statement, the Company shall use its reasonable best efforts to, as expeditiously as reasonably practicable:

(i)             prepare and file with the SEC such registration statement on an appropriate registration form of the SEC and cause such registration statement to become effective under the Securities Act as promptly as reasonably practicable after the filing thereof, which registration statement shall comply as to form in all materials respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by such form to be filed therewith or incorporated by reference therein; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to one counsel selected by the Vintage Group Members holding Registrable Shares (which such counsel shall be confirmed to the Company in writing (the “Counsel”)) draft copies of all such documents proposed to be filed (other than any portion of any thereof which contains information for which the Company has sought confidential treatment) as far in advance as reasonably practicable prior to filing (and in any event at least five (5) Business Days prior to such filing or such shorter time period as may be agreed by such Vintage Group Members and the Company), which documents will be subject to the reasonable review and (except for exhibits) comment of such Vintage Group Members and the Counsel and the underwriters in connection with any underwritten offering, and the Company shall reasonably consider all such comments, edits and objections and incorporate any such comments and edits proposed reasonably and in good faith prior to filing any amendment or supplement to any registration statement;

(ii)           furnish without charge to each Investor and the underwriters, if any, at least one conformed copy of the registration statement and each post-effective amendment or supplement thereto (including all schedules and exhibits but excluding all documents incorporated or deemed incorporated therein by reference, unless requested in writing by any Investor or an underwriter, except to the extent such exhibits and schedules are currently available via EDGAR and other than any portion of any thereof which contains information for which the Company has sought confidential treatment) and such number of copies of the registration statement and each amendment or supplement thereto (excluding exhibits and schedules) and the summary, preliminary, final, amended or supplemented prospectuses included in such registration statement as each Investor or such underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares being sold by such Investor (the Company hereby consents to the use in accordance with the U.S. securities laws of such registration statement (or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by such Investor and the underwriters, if any, in connection with the offering and sale of the Registrable Shares covered by such registration statement or prospectus);

(iii)         keep such registration statement effective and updated (including the filing of a new registration statement upon the expiration of a prior one) with respect to the disposition of all Registrable Shares subject thereto until the date on which there are no Registrable Shares (the “Effective Period”), and prepare and file with the SEC such amendments, post-effective amendments and supplements to the registration statement and the prospectus as may be necessary to maintain the effectiveness of the registration for the Effective Period) and cause the prospectus (and any amendments or supplements thereto) to be filed with the SEC;

(iv)          register or qualify the Registrable Shares covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Vintage Group Members and any managing underwriter or underwriters may reasonably request, keep such registrations or qualifications in effect for so long as the registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary to enable any Investor or any underwriter to consummate the disposition of the Registrable Shares in such jurisdictions; provided, however, that in no event shall the Company be required to (A) qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this clause (iv), be required to be so qualified, or (B) take any action which would subject it to service of process (other than in connection with the sale of the securities covered by the registration statement) or taxation in any jurisdiction where it would not otherwise be obligated to do so, but for this clause (iv);

(v)           without limiting the obligations of the Company under the Business Combination Agreement, cause all Registrable Shares covered by such registration statement to be listed (after notice of issuance) on the New York Stock Exchange, the NASDAQ Global Select Market or on the principal securities exchange, interdealer quotation system or over-the-counter market on which Common Stock is then listed or quoted;

(vi)          promptly notify the Investors participating in any underwritten offering and the managing underwriter or underwriters in connection with such underwritten offering after becoming aware thereof, (A) when the registration statement or any related prospectus or any amendment or supplement thereto has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any U.S. state securities authority for amendments or supplements to the registration statement or the related prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, or (E) within the Effective Period of the happening of any event or the existence of any fact which makes any statement in the registration statement or any post-effective amendment thereto, prospectus or any amendment or supplement thereto, or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or post-effective amendment thereto or any prospectus or amendment or supplement thereto so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii)        during the Effective Period, obtain the withdrawal of any order enjoining or suspending the use or effectiveness of the registration statement or any post-effective amendment thereto or the lifting of any suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction;

(viii)      deliver to the Investors participating in any underwritten offering and the managing underwriter or underwriters in connection with such underwritten offering copies of all material correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement (except to the extent such correspondence is currently available via EDGAR or relates to information subject to a confidential treatment request); provided, that any such investigation shall not interfere unreasonably with the Company’s business;

(ix)          provide and cause to be maintained a transfer agent and registrar for all Registrable Shares covered by such registration statement not later than the effective date of such registration statement;

(x)           cooperate with the Investors participating in any underwritten offering and the managing underwriter or underwriters in connection with such underwritten offering to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold under the registration statement in a form eligible for deposit with the Depository Trust Corporation not bearing any restrictive legends (other than as required by the Depository Trust Corporation) and not subject to any stop transfer order with any transfer agent, and cause such Registrable Shares to be issued in such denominations and registered in such names as the managing underwriters in connection with such underwritten offering may request in writing or, if not an underwritten offering, in accordance with the instructions of the applicable Investors, in each case at least two (2) Business Days prior to the closing of any sale of Registrable Shares;

(xi)          in the case of a firm commitment underwritten offering, enter into, concurrently with the Investors participating in such underwritten offering, an underwriting agreement customary in form and substance (taking into account the Company’s prior underwriting agreements) and reasonably acceptable to the Company for a firm commitment underwritten secondary offering of the nature contemplated by the applicable registration statement;

(xii)        obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the registration statement) in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters in connection with an offering of the nature contemplated by the applicable registration statement;

(xiii)      provide to the Counsel and to the managing underwriters in connection with any underwritten offering and no later than the time of filing of any document which is to be incorporated by reference into the registration statement or prospectus (after the initial filing of such registration statement), copies of any such document;

(xiv)       cause its management to cooperate as reasonably requested by the managing underwriter or underwriters in the marketing of the Registrable Shares covered by a Demand Underwritten Offering and make themselves reasonably available for assistance in the selling effort covered by such transactions, including, but not limited to, the participation of such members of the Company’s management in road show presentations; and

(xv)        otherwise comply with all applicable rules and regulations of the SEC and any applicable national securities exchange.

(b)           In the event that the Company would be required, pursuant to Section 2.5(a)(vi)(E) to notify the Investors participating in such underwritten offering or the managing underwriter or underwriters in connection with such underwritten offering of the occurrence of any event specified therein, the Company shall, subject to Section 2.5(c), as promptly as practicable, prepare and furnish to such Investors and to each such underwriter a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Shares that have been registered pursuant to this Agreement, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Investor agrees that, upon receipt of any notice from the Company pursuant to Section 2.5(a)(vi)(C), Section 2.5(a)(vi)(D) or Section 2.5(a)(vi)(E) hereof, it shall, and shall use all reasonable best efforts to cause any sales or placement agent or agents for the Registrable Shares and the underwriters, if any, to, forthwith discontinue disposition of the Registrable Shares until such Person shall have received notice from the Company that such offers and sales of the Registrable Shares may be resumed and, if applicable, such Person shall have received copies of such amended or supplemented prospectus and, if so directed by the Company, to destroy all copies, other than permanent file copies, then in its possession of the prospectus (prior to such amendment or supplement) covering such Registrable Shares as soon as practicable after the Investors’ receipt of such notice.

(c)            In the case of any Demand Underwritten Offering or Piggyback Registration, all Registrable Shares to be included in such offering or registration, as the case may be, shall be subject to the applicable underwriting agreement and no Investor may participate in such offering or registration unless such Investor agrees to sell such Investor’s securities on the basis provided therein and completes and executes all questionnaires, indemnities, underwriting agreements and other documents which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be reasonably requested to offer or register such Person’s Registrable Shares.

2.6           Obligations of the Parties.

(a)            Investor Information. Each Investor shall furnish to the Company in writing such information (“Required Investor Information”) regarding such Investor, the Registrable Shares held by it and its intended method of distribution of the Registrable Shares as the Company may from time to time reasonably request in writing, and shall execute such documents in connection with such registration as may reasonably be required to effect the registration, in order for the Company to comply with its obligations under all applicable securities and other laws and to ensure that the prospectus relating to such Registrable Shares, or any amendment or supplement to a registration statement or prospectus, conforms to the applicable requirements of the Securities Act and the rules and regulations thereunder. If an Investor fails to provide the requested information or execute such documents in connection with such registration as may reasonably be required to effect the registration within five (5) Business Days of the receipt by such Investor of such request, the Company shall be entitled to refuse to register such Investor’s Registrable Shares in the applicable registration statement. Each Investor shall notify the Company as promptly as practicable of any inaccuracy or change in any Required Investor Information previously furnished by such Investor to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Registrable Shares contains or would contain an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in connection with any registration, and promptly furnish to the Company any additional information required to correct and update such previously furnished Required Investor Information or required so that such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           Filing Cooperation. Each Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any registration statement in which any Registrable Shares held by such Investor are being included.

(c)            Holdback.

(i)             The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) days prior to and during the 90-day period (or such shorter period as the managing underwriter(s) may agree to in writing) beginning on the pricing date in connection with any Demand Underwritten Offering, except as part of such Demand Underwritten Offering or pursuant to any registrations on Form S-4 or Form S-8 or any successor form or unless the underwriters managing any such public offering otherwise agree.

(ii)           If requested by the managing underwriter(s) for an underwritten offering (primary or secondary) of any equity securities (or securities convertible into or exchangeable or exercisable for equity securities) of the Company, each Investor hereby agrees not to effect any Transfer of any shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock (including New Holdco Units and shares of Voting Non-Economic Preferred Stock)), including any sale pursuant to Rule 144 under the Securities Act, and not to effect any Transfer of any other equity security of the Company (in each case, other than as part of such underwritten public offering) during the ten (10) days prior to, and during the 90-day period (or such shorter period as the managing underwriter(s) may permit in writing) beginning on, the effective date of the related registration statement (or date of the prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such underwritten offering shall be made, provided that all of the Company’s executive officers and directors and any other holders of Common Stock who are selling shares of Common Stock in such underwritten offering enter into similar agreements for the same time period and on no less restrictive terms.

2.7           Expenses. The Company shall bear all other fees and expenses in connection with any registration statement prepared, filed or caused to become effective pursuant to this Article II, including all registration and filing fees, all printing costs and all fees and expenses of counsel and accountants for the Company and its Subsidiaries.

2.8           Indemnification; Contribution.

(a)            In the event any Registrable Shares are included in a registration statement contemplated by this Agreement, the Company shall, and it hereby agrees to, indemnify and hold harmless, or cause to be indemnified and held harmless, each Investor and its respective officers, directors, managers, partners, employees, agents, representatives, trustees and controlling Persons, if any, in any offering or sale of the Registrable Shares, against any losses, claims, damages or liabilities in respect thereof and expenses (including reasonable fees and expenses of counsel) or Actions in respect thereof (collectively, “Claims”), to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement effected with the consent of the Company as provided herein) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company shall, and it hereby agrees to, reimburse, upon request, each such Investor for any legal or other out-of-pocket fees and expenses reasonably incurred and documented by them in connection with investigating or defending any such Claims; provided, that the Company shall not be liable to any Investor (or its officers, directors, managers, partners, employees, agents, representatives, trustees and controlling Persons, if any) in any such case to the extent that any such Claims arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with the Required Investor Information furnished to the Company in writing by such Investor or on behalf of such Investor by any Representative of such Investor, expressly for use therein, that is the subject of the untrue statement or omission.

(b)           In the event any Registrable Shares are included in a registration statement contemplated by this Agreement, each Investor who includes Registrable Shares in such registration statement shall, and hereby agrees, on a several basis (and not jointly or jointly and severally) to, indemnify and hold harmless the Company and its officers, directors, managers, employees, agents, representatives and controlling Persons, if any, in any offering or sale of its Registrable Shares against any Claims to which each such indemnified party may become subject, insofar as such Claims (including any amounts paid in settlement as provided herein), or Actions in respect thereof, arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and each such Investor shall, and it hereby agrees to, on a several basis (and not jointly or jointly and severally), reimburse the Company for any legal or other out-of-pocket fees and expenses reasonably incurred and documented by the Company in connection with investigating or defending any such Claims, in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Required Investor Information furnished to the Company in writing by such Investor or its Representative expressly for use therein that is the subject of the untrue statement or omission; provided, however, that the liability of each such Investor hereunder shall be limited to an amount equal to the dollar amount of the net proceeds actually received by such Investor from the sale of Registrable Shares sold by such Investor pursuant to such registration statement or prospectus.

(c)            The Investors and the Company agree that if, for any reason, the indemnification provisions contemplated by Section 2.8(a) or Section 2.8(b) are unavailable to or are insufficient to hold harmless an indemnified party in respect of any Claims referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to the applicable offering of securities. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. If, however, the allocation in the first sentence of this Section 2.8(c) is not permitted by applicable Law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults, but also the relative benefits of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.8(c) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 2.8(c). The amount paid or payable by an indemnified party as a result of the Claims referred to above shall be deemed to include (subject to the limitations set forth in Section 2.9) any legal or other out-of-pocket fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Action. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Investor shall be liable to contribute any amount in excess of the dollar amount equal to the sum of (i) the net proceeds received by such Investor from the sale of Registrable Shares sold by such Investor pursuant to such registration statement or prospectus, minus (ii) any amounts paid or payable by such Investor pursuant to Section 2.8(b) (except in the case of fraud or willful misconduct by such Investor).

2.9           Indemnification Procedures.

(a)            If an indemnified party shall desire to assert any claim for indemnification provided for under Section 2.8 in respect of, arising out of or involving a Claim or Action against the indemnified party, such indemnified party shall notify the Company or the applicable Investors, as the case may be (the “Indemnifying Party”), in writing of such Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Claim Notice”) promptly after receipt by such indemnified party of written notice of the Claim; provided, that failure to provide a Claim Notice shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure. The indemnified party shall deliver to the Indemnifying Party, promptly after the indemnified party’s receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Claim; provided, however, that failure to provide any such copies shall not affect the indemnification obligations provided hereunder except to the extent the Indemnifying Party shall have been materially prejudiced as a result of such failure.

(b)           The Indemnifying Party shall have the right to assume the defense of any Claim for which indemnification is being sought and if the Indemnifying Party assumes such defense, the Indemnifying Party shall employ counsel for such defense that is reasonably satisfactory to the indemnified party and shall pay all reasonable out-of-pocket fees and expenses incurred in connection with such defense. Should the Indemnifying Party so elect to assume the defense of a Claim, the Indemnifying Party will not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to such indemnified party; or (iii) such indemnified party shall have been advised by counsel that an actual or potential conflict of interest exists if the same counsel were to represent such indemnified party and the Indemnifying Party or any other indemnified party (in which case, if such indemnified party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to not more than one local counsel that may be required in the opinion of such firm) at any time for all indemnified parties hereunder. If the Indemnifying Party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party. If the Indemnifying Party chooses to defend any Claim, the indemnified party shall reasonably cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Claim, and the indemnified party shall use reasonable best efforts to make its employees and other representatives available on a mutually convenient basis during regular business hours to provide additional information and explanation of any material provided hereunder. Whether or not the Indemnifying Party shall have assumed the defense of a Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Claim without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Indemnifying Party may pay, settle or compromise a Claim without the written consent of the indemnified party, so long as such settlement includes (A) an unconditional release of the indemnified party from all liabilities and obligations in respect of such Claim, (B) does not subject the indemnified party to any injunctive relief or other equitable remedy, and (C) does not include a statement or admission of fault, culpability or failure to act by or on behalf of any indemnified party.

2.10        Rule 144. The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of any Vintage Group Member that holds Registrable Shares, make publicly available other information) and will take such further action as any Vintage Group Member that holds Registrable Shares may reasonably request, all to the extent required from time to time to enable each Investor to sell Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of any Vintage Group Member that holds Registrable Shares, the Company will deliver to such Vintage Group Member a written statement as to whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such written statement.

2.11        Preservation of Rights. Without the prior written consent of the Vintage Group Members, the Company will not (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Investors in this Agreement.

2.12        Transfer of Registration Rights. The rights of each Investor under this Agreement may be assigned to any direct or indirect transferee (including any Affiliate) of any such Investor permitted under this Agreement who agrees in writing to be subject to and bound by all the terms and conditions of this Agreement. In furtherance of the foregoing and in lieu of an assignment of rights pursuant to the foregoing sentence, if requested by any Investor in connection with any such Transfer by an Investor, the Company will enter into one or standalone registration rights agreements for the benefit of such direct or indirect transferee providing for registration rights that are substantially consistent with the rights of such Investor under this Agreement.

Article III
MISCELLANEOUS

3.1           Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given, delivered and/or provided (a) when delivered personally or when sent by email of a .pdf attachment (provided, that no notice of non-delivery is generated), or (b) on the next Business Day when dispatched for overnight delivery by Federal Express or a similar courier, in either case, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to the Company, to:

Liberty Tax, Inc.

1716 Corporate Landing Parkway

Virginia Beach, VA 23454

Attention: General Counsel or Legal Department

Special Committee of the Board of Directors

with a copy to:

Hunton Andrews Kurth LLP

951 E. Byrd Street

Richmond, VA 23219

Email: shaas@hunton.com

Attention: Steven M. Haas

if to a Vintage Group Member, to:

Vintage RTO, L.P.

c/o Vintage Capital Management

4705 S. Apopka Vineland Road

Suite 210

Orlando, FL 32819

Email: bkahn@vintcap.com

Attention: Brian R. Kahn

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 100019

Email: rleaf@willkie.com

Attention: Russell L. Leaf

If to a Former Buddy’s Member, to the address set forth next to the name of such Former Buddy’s Member set forth on Schedule 1(B).

3.2           Waiver. No failure by any Party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition, regardless of how long such failure continues.

3.3           Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the Parties.

3.4           Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute relating hereto shall be heard exclusively in the state or federal courts of the State of Delaware, and the parties irrevocably agree to jurisdiction and venue therein.

3.5           WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE PERFORMANCE OF SERVICES THEREUNDER OR RELATED THERETO. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A CLAIM, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.5.

3.6           Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

3.7           Further Action. The Parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

3.8           Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine, .PDF or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine, .PDF or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

3.9           Entire Agreement. This Agreement, the Business Combination Agreement, the A&R New Holdco LLC Agreement, the Certificate of Designation, the Vintage Subscription Agreements and the other Ancillary Agreements embody the entire agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

3.10        Remedies. To the fullest extent permitted by applicable Law, any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

3.11        Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document, or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof, and references to all attachments thereto and instruments incorporated therein. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws. All references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified. When calculating the period of time before which, within which or following which, any act is to be done or step taken under this Agreement, the date that is the reference date in calculating such period will be included, and if the last day of a period measured in Business Days is a non-Business Day, the period in question will end on the next succeeding Business Day. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict. References in this Agreement to “Vintage Group Member holding Registrable Shares” or words of similar import shall be deemed to refer to any Vintage Group Member that holds New Holdco Units and shares of Voting Non-Economic Preferred Stock or Registrable Shares that are shares of Common Stock.

3.12        Amendments. This Agreement may be amended or modified in writing by the Company and the Vintage Group Members; provided, that any such amendment or modification of this Agreement that materially and adversely alters or changes any rights hereunder of the Investors other than the Vintage Group Members in a manner that is disproportionate relative to the rights hereunder of the Vintage Group Members, shall be made with the approval of the Non-Vintage Investors holding a majority of the New Holdco Units and shares of Voting Non-Economic Preferred Stock then held by all Non-Vintage Investors.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

COMPANY:

LIBERTY TAX, INC.

By:_/s/ Michael S. Piper

Name: Michael S. Piper

Title: Chief Financial Officer

Signature Page to Registration Rights Agreement

VINTAGE GROUP:

TRIBUTUM, L.P.

By: Vintage Vista GP, LLC, its general partner

By: /s/ Brian R. Kahn

Name: Brian R. Kahn

Title: Managing Member

Signature Page to Registration Rights Agreement

FORMER BUDDY’S MEMBERS:

BRIAN DEGUSTINO REVOCABLE TRUST

By: /s/ Brian DeGustino

Name: Brian DeGustino

Title: Trustee

Signature Page to Registration Rights Agreement

AMY DEGUSTINO IRREVOCABLE TRUST

By: /s/ Brian DeGustino

Name: Brian DeGustino

Title: Trustee

Signature Page to Registration Rights Agreement

SAMJOR FAMILY LP

By: Samjor Inc., its general partner

By: /s/ Brian R. Kahn

Name: Brian R. Kahn
Title: President

Signature Page to Registration Rights Agreement

VINTAGE RTO, L.P.

By: Vintage RTO GP LLC, its General Partner

By: /s/ Brian R. Kahn

Name: Brian R. Kahn

Title: Manager

MARTIN MEYER

/s/ Martin Meyer

Signature Page to Registration Rights Agreement

FENGFENG REN

/s/ Fengfeng Ren

Signature Page to Registration Rights Agreement

JEFFREY D. MILLER

/s/ Jeffrey D. Miller

Signature Page to Registration Rights Agreement

DAVID O’NEIL

/s/ David O’Neil

Signature Page to Registration Rights Agreement

Schedule 1

INVESTORS

A. Vintage Group

Name and Address	Shares of Common Stock
Tributum, L.P. c/o Vintage Capital Management, LLC 4705 S. Apopka Vineland Road Suite 206 Orlando, FL 32819 Attention: Brian R. Kahn Email: bkahn@vintcap.com	2,083,333.33

B. Former Buddy’s Members

Name and Address	New Holdco Units	Shares of Voting Non-Economic Preferred Stock	Shares of Common Stock into which New Holdco Units and Shares of Voting Non-Economic Preferred Stock are Convertible
Brian DeGustino Revocable Trust c/o Brian DeGustino 32 Wedgewood Drive Hawthorn Woods, IL 60047 degustinob@gmail.com	785,863.62	157,172.72	785,863.62
Amy DeGustino Irrevocable Trust c/o Brian DeGustino 32 Wedgewood Drive Hawthorn Woods, IL 60047 degustinob@gmail.com	336,798.69	67,359.74	336,798.69
Samjor Family LP c/o Brian Kahn 9935 Lake Louise Drive Windermere, FL 34786 bkahn@vintcap.com	2,912,628.03	582,525.61	2,912,628.03

Vintage RTO, L.P. c/o Vintage Capital Management 4705 S. Apopka Vineland Road Suite 210 Orlando, FL 32819 Attn: Brian R. Kahn Fax: (208) 728-8007 bkahn@vintcap.com	1,914,982.53	382,996.51	1,914,982.53
Martin Meyer and Fengfeng Ren 1801 N. Mohawk St. #B Chicago, IL 60614 MartinMeyer@yahoo.com	336,798.69	67,359.74	336,798.69
David O’Neil 350 N. Orleans St., Suite 2N Chicago, IL 60654-1600 FengfengRN@gmail.com	898,130.31	179,626.06	898,130.31
Jeffrey D. Miller 240 Maplewood Rd. Riverside, IL 60546 jdmiller10@protonmail.com	898,130.31	179,626.06	898,130.31